Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sjoerd Sjouwerman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of KnowBe4, Inc. for the fiscal quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of KnowBe4, Inc.

Date: August 4, 2022	By:	/s/ Sjoerd Sjouwerman
	Name:	Sjoerd Sjouwerman
	Title:	Chief Executive Officer
(Principal Executive Officer)
I, Robert Reich, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of KnowBe4, Inc. for the fiscal quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of KnowBe4, Inc.

Date: August 4, 2022	By:	/s/ Robert Reich
	Name:	Robert Reich
	Title:	Chief Financial Officer
(Principal Financial Officer)